                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      ILLINOIS SUPERCONDUCTOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [X] No fee required
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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

                          ILLINOIS SUPERCONDUCTOR LOGO

                                 March 27, 1998

To the Stockholders of
ILLINOIS SUPERCONDUCTOR CORPORATION:


     You are cordially invited to attend a Special Meeting of Stockholders of Illinois Superconductor Corporation to be held at Ida Noyes Hall, 1212 East 59th Street, Chicago, Illinois, on Wednesday, April 22, 1998 at 10:00 a.m., local time.


     The attached Notice of Special Meeting and Proxy Statement fully describe the formal business to be transacted at the Special Meeting. The purpose of the Special Meeting is to approve an amendment to the Company's Certificate of Incorporation, as amended, to increase the Company's authorized capital stock and the number of authorized shares of the Company's Common Stock. The Company's Board of Directors and management believe this amendment is in the best long-term interest of the Company's stockholders because it will enhance the Company's financial flexibility and help advance the Company's position as a leader in the commercialization of high temperature superconducting technology for the wireless telephony industry. Accordingly, we recommend you vote FOR this amendment.

     Whether or not you plan to attend the Special Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please date, sign and mail the enclosed white proxy card promptly.


     We look forward to seeing you on April 22, 1998, and appreciate your continued support of Illinois Superconductor Corporation.


                                            Sincerely,

                                            /s/ EDWARD W. LAVES

                                            EDWARD W. LAVES
                                            President and Chief Executive
                                            Officer

                          ILLINOIS SUPERCONDUCTOR LOGO

 ------------------------------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 22, 1998

 ------------------------------------------------------------------------------

To the Stockholders of
Illinois Superconductor Corporation:


     NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders (the "Special Meeting") of Illinois Superconductor Corporation (the "Company") will be held at Ida Noyes Hall, 1212 East 59th Street, Chicago, Illinois, on Wednesday, April 22, 1998 at 10:00 a.m., local time. A proxy and a Proxy Statement for the Special Meeting are enclosed.


     The Special Meeting is for the following purposes:

     (1)To approve an amendment to the Company's Certificate of Incorporation, as amended, to increase the Company's authorized capital stock and the number of authorized shares of the Company's Common Stock.

     (2)To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

     The close of business on March 23, 1998 has been fixed as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof.

     Information concerning the matters to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.

                                            By Order of the Board of Directors,

                                            /s/ STEPHEN G. WASKO


                                            STEPHEN G. WASKO
                                            Secretary

Mount Prospect, Illinois
March 27, 1998
   PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED WHITE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU INTEND TO ATTEND THE
                           SPECIAL MEETING IN PERSON.
                            YOUR VOTE IS IMPORTANT.

                      ILLINOIS SUPERCONDUCTOR CORPORATION
                               451 KINGSTON COURT
                         MOUNT PROSPECT, ILLINOIS 60056
                                 (847) 391-9400

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                        SPECIAL MEETING OF STOCKHOLDERS

                                 APRIL 22, 1998



     The accompanying proxy is solicited by the Board of Directors (the "Board of Directors") of Illinois Superconductor Corporation, a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on April 22, 1998, or at any adjournments thereof (the "Special Meeting"). Submitting a proxy will not in any way affect a stockholder's right to attend the Special Meeting and to vote in person. The approximate date on which this Proxy Statement and the accompanying proxy will be mailed or otherwise delivered to stockholders is March 27, 1998.


     A proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, proxies will be voted for approval of the item on the proxy. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not currently aware of any other matters which are likely to be brought before the Special Meeting. However, if any such matters properly come before the Special Meeting, it is understood that the proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion.

     A proxy may be revoked at any time before it is exercised by providing written notice of such revocation to Illinois Superconductor Corporation, 451 Kingston Court, Mount Prospect, Illinois 60056, Attn: Secretary. A proxy also may be revoked by the attendance and voting by a stockholder at the Special Meeting or by the execution and delivery to the Company of a proxy dated subsequent to a prior proxy.

                       RECORD DATE AND OUTSTANDING SHARES


     The Board of Directors has fixed the close of business on March 23, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were outstanding 11,014,365 shares of the Company's Common Stock, par value $.001 per share ("Common Stock"). The outstanding shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Special Meeting. Each holder of Common Stock is entitled to one vote for each share held by such person with respect to each matter to be voted on at the Special Meeting.


                                 REQUIRED VOTE


     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon (5,507,183 shares as of the Record Date) is required to approve the amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation").


                    QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     The presence at the Special Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions and broker non-votes will have the same effect as votes against the proposal to approve the amendment to the Certificate of Incorporation.

                                    PROXIES

     Edward W. Laves and Stephen G. Wasko, the persons named as proxies on the proxy accompanying this Proxy Statement, have been selected by the Board of Directors to serve in such capacity. Dr. Laves and Mr. Wasko are officers of the Company and Dr. Laves is also a director of the Company. Each executed and returned white proxy card will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendation of the Board of Directors contained in this Proxy Statement.

                          AMENDMENT OF CERTIFICATE OF
        INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL STOCK
              AND THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                  (PROPOSAL 1)

     In March 1998, the Board of Directors proposed and recommended for adoption by the Company's stockholders an amendment to the Certificate of Incorporation to increase the total authorized capital stock of the Company from 19,966,000 shares to 34,966,000 shares and to increase the number of authorized shares of Common Stock from 15,000,000 shares to 30,000,000 shares. No changes will be made to the number of authorized shares of the Company's Preferred Stock. The Company's stockholders are asked to approve this amendment.

     The proposed amendment provides that the first sentence of Article 4 of the Certificate of Incorporation be amended to read in its entirety as follows:

          "The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-Four Million Nine Hundred Sixty-Six Thousand (34,966,000), of which Thirty Million (30,000,000) shares are of a class designated "Common Stock" (referred to in this certificate as "Common"), and Four Million Nine Hundred Sixty-Six Thousand (4,966,000) shares are of a class designated "Preferred Stock" (referred to in this certificate as "Preferred")."


     REASONS FOR THE PROPOSAL -- As of March 23, 1998, there were 11,014,365 shares of Common Stock issued and outstanding. In addition, as of such date there were (i) 1,166,795 shares of Common Stock reserved for issuance upon the exercise of outstanding options , (ii) 459,682 shares of Common Stock reserved for issuance upon the exercise of options which may be granted in the future under the Company's Amended and Restated 1993 Stock Option Plan, as amended,
(iii) 628,687 shares of Common Stock reserved for issuance pursuant to certain outstanding warrants and (iv) 1,539,568 shares of Common Stock reserved for issuance pursuant to outstanding shares of the Company's Series C Convertible Preferred Stock ("Series C Stock") and Series G Convertible Preferred Stock ("Series G Stock") based on the conversion price as of such date. Consequently, 190,903 shares of Common Stock were available for future issuance by the Company as of March 23, 1998.


     The Board of Directors believes that it is desirable and essential for the Company to have available additional authorized but unissued shares of Common Stock to provide the Company with shares of Common Stock to be used for general corporate purposes, including future equity and/or debt financings. The Company is currently contemplating several proposals from third parties relating to a near-term equity financing. Though there can be no assurance as to the structure of such financing, the Company currently expects to issue shares of Common Stock, or securities which are convertible into shares of Common Stock at a fixed conversion price. Approval of the proposed amendment will provide the Company with the flexibility to consummate potential financings involving the issuance of additional shares of Common Stock, or securities convertible into shares of Common Stock at a fixed conversion price, in a timely manner and to take advantage of other favorable financial opportunities. If the Company's stockholders fail to approve the proposed amendment to the Certificate of Incorporation, the Company will be limited in its ability to act promptly with respect to potential financing opportunities which are presented to it. If the Company cannot obtain adequate funds when needed, the Company may be required to delay, scale-back or eliminate the manufacturing, marketing or sales of one or more of its products or some or all of its research and development programs.

Inadequate funding also could impair the Company's ability to compete in the marketplace. In particular, if the Company is unable to secure adequate financing by early May 1998, it will have to begin substantially reducing its operating plans in order to continue its operations.

     EFFECT OF INCREASE -- The additional shares of Common Stock may be issued, subject to certain exceptions, by the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine without further approval of the stockholders. The Company's current stockholders could suffer a dilution of voting rights and tangible book value per share of the Common Stock as the result of any such issuance of Common Stock depending on the number of shares issued and the terms and conditions of the issuance. The additional shares of Common Stock could have an "anti-takeover" effect in that they could discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. Such shares could be issued for the purpose of making more difficult, time-consuming or costly an acquisition of a controlling interest in the Company deemed undesirable by the Board of Directors, even if such acquisition is desired by certain stockholders of the Company. The Company does not, however, currently intend to issue shares for such purpose.

     The Company has granted a right of first refusal to Brown Simpson, LLC, and a right of second refusal to Elliott Associates, L.P. ("Elliott") and Westgate International, L.P. ("Westgate"), to participate in any future private placement of equity, including shares of Common Stock, or securities convertible into shares of Common Stock, on the terms and conditions offered by the Company. Such rights expire on April 29, 1998. Otherwise, the Company's stockholders have no preemptive rights to subscribe for additional shares of Common Stock when issued.

     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST LONG-TERM INTEREST OF STOCKHOLDERS AND THEREFORE RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL STOCK AND THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT


     The following table sets forth, as of March 23, 1998, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, (iii) the chief executive officer,
(iv) each of the four other most highly compensated (based on combined salary and bonus) executive officers of the Company and a former employee who was an executive officer of the Company for part of 1997, each of whose total salary and bonus exceeded $100,000 during 1997 and (v) all Company executive officers and directors as a group.



                                                               NUMBERS OF     PERCENT OF
                                                                 SHARES         SHARES
                                                              BENEFICIALLY   BENEFICIALLY
                      NAME AND ADDRESS                          OWNED(1)        OWNED
                      ----------------                        ------------   ------------
Ora E. Smith(2).............................................    153,139         1.4%
Edward W. Laves, Ph.D.(3)...................................     56,834         *
Stephen G. Wasko(4).........................................     41,834         *
James D. Hodge, Ph.D.(5)....................................     33,720         *
Peter S. Fuss(6)............................................     20,167         *
Benjamin Golant(4)..........................................     16,042         *
Steven Lazarus(7)...........................................     13,334         *
Dennis Craig(4).............................................      9,375         *
Tom L. Powers(8)............................................      5,734         *
Robert Mitchum..............................................         --         *
Terry Parker................................................         --         *
All executive officers and directors as a group (12
  persons)(9)...............................................    328,167          2.9


---------------

 *   Denotes beneficial ownership less than one percent.

(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


(2) Includes 84,166 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998.



(3) Includes 55,834 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998. Excludes 291,864 shares of Common Stock held by the State of Illinois and 69,080 shares of Common Stock issuable upon exercise of warrants presently exercisable and held by the State of Illinois. Mr. Laves, as the chief executive officer of the Company, has an irrevocable proxy to vote these shares. Therefore, Mr. Laves may be deemed the beneficial owner of the shares of Common Stock directly owned by the State of Illinois. Mr. Laves disclaims this beneficial ownership.



(4) Represents shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998.



(5) Dr. Hodge was no longer deemed an executive officer of the Company as of June 1997 and his employment was terminated as of January 1998.



(6) Includes 7,667 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998.



(7) Includes 4,334 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998.



(8) Includes 3,334 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998.



(9) Includes 233,944 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998. Excludes 33,720 shares of Common Stock held by Dr. Hodge, who was no longer deemed an executive officer of the Company as of June 1997 and whose employment was terminated as of January 1998.



     As of March 23, 1998, Southbrook International Investments, Ltd. ("Southbrook") held 105 shares of Series C Stock with a stated value of $5,000 per share, which may be converted into shares of Common Stock from time to time at a conversion price equal to the lesser of (i) the average closing bid price for the five consecutive trading days immediately preceding the date of issuance of the Series C Stock and (ii) 101% of the average of the lowest closing bid prices for five consecutive trading days during the 60 consecutive trading days immediately preceding the date of conversion of the Series C Stock. As of March 23, 1998, the 105 shares of Series C Stock could have been converted (including dividends accrued thereon at 5% per annum) into 487,262 shares of Common Stock based on the conversion price as of such date. Southbrook also beneficially owns 62,500 shares of Common Stock issuable upon exercise of a presently exercisable warrant. Southbrook has previously converted (i) all of its 600 shares of Series B Convertible Preferred Stock (including dividends accrued thereon) into an aggregate of 1,100,462 shares of Common Stock and (ii), along with Brown Simpson Strategic Growth Fund, L.P., which held 10 shares of Series C Stock, 495 shares of Series C Stock (including dividends accrued thereon) into an aggregate of 2,177,129 shares of Common Stock.



     As of March 23, 1998, Elliott and Westgate each held 103 shares of Series G Stock with a stated value of $5,000 per share, which may be converted into shares of Common Stock from time to time at the conversion price equal to the lesser of (i) the average closing bid price for the five consecutive trading days immediately preceding the date of issuance of the Series G Stock and (ii) 101% of the average of the lowest closing bid prices for five consecutive trading days during the 60 consecutive trading days immediately preceding the date of conversion of the Series G Stock. As of March 23, 1998, 103 shares of Series G Stock could have been converted (including dividends accrued thereon at 5% per annum) into 526,153 shares of Common Stock based on the conversion price as of such date. Elliott and Westgate each also beneficially owns 17,391 shares of Common Stock issuable upon exercise of a presently exercisable warrant. Elliott and Westgate have each previously converted 247 shares of Series G Stock (including dividends accrued thereon) into an aggregate of 2,523,112 shares of Common Stock. The Company has also received conversion notices from each of Elliott and Westgate for 37 shares of Series G Stock pursuant to which the Company will issue to them an aggregate of 378,178 additional shares of Common Stock subsequent to March 23, 1998.

                                 OTHER MATTERS


SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company will solicit stockholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Common Stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket expenses. The Company may also use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has engaged the services of Kissel Blake Inc. ("Kissel Blake"), a proxy solicitation firm. The Company will pay a fee for such services, which it reasonably expects to be no more than $10,000, and will reimburse Kissel Blake for reasonable, out-of-pocket expenses.

STOCKHOLDER LIST

     A list of stockholders entitled to vote at the Special Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours, for a period of at least ten days prior to the Special Meeting and continuing through the date of the Special Meeting, at the offices of the Company, 451 Kingston Court, Mount Prospect, Illinois 60056.

PROPOSAL OF STOCKHOLDERS

     Proposals of stockholders intended to be considered at the Company's 1998 Annual Meeting of Stockholders scheduled to be held on June 11, 1998 must have been received by the Secretary of the Company not less than 120 days nor more than 150 days prior to May 8, 1998. No such proposals were received by the Secretary of the Company.

INCORPORATION BY REFERENCE

     No documents are incorporated herein by reference.

     Please date, sign and return the enclosed white proxy card as soon as possible in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your white proxy card will be appreciated.

                                            By Order of the Board of Directors,

                                            /s/ STEPHEN G. WASKO


                                            STEPHEN G. WASKO,
                                            Secretary

PROXY                                                                      PROXY
                      ILLINOIS SUPERCONDUCTOR CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 FOR THE SPECIAL MEETING OF STOCKHOLDERS OF ILLINOIS SUPERCONDUCTOR CORPORATION


                           TO BE HELD APRIL 22, 1998



The undersigned hereby appoints Edward W. Laves and Stephen G. Wasko and each or either of them with power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, to vote the number of shares that the undersigned would be entitled to vote, if then personally present at the Special Meeting of Stockholders of Illinois Superconductor Corporation to be held at Ida Noyes Hall, 1212 East 59th Street, Chicago, Illinois, on Wednesday, April 22, 1998 at 10:00 a.m., local time or at any adjournment thereof, upon the matters as set forth in the Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF PROPOSAL ONE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.


 ...............................................................................

                *           FOLD AND DETACH HERE            *

                      ILLINOIS SUPERCONDUCTOR CORPORATION

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. LOGO


          THE FOLLOWING MATTERS ARE PROPOSED BY THE BOARD OF DIRECTORS



1. PROPOSED AMENDMENT TO ILLINOIS SUPERCONDUCTOR CORPORATION'S CERTIFICATE OF                     FOR    AGAINST  ABSTAIN
   INCORPORATION, AS AMENDED, TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL STOCK
<->AND THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL
   MEETING, OR ANY ADJOURNMENTS THEREOF.




                                                  Date:
                                                  ------------------------------
                                                  , 1998

                                                  ------------------------------

                                                  Signature




                                                  ------------------------------

                                                  Signature





                                                  Note: Please date this proxy
                                                        and sign it exactly as
                                                        the name or names appear
                                                        above. All joint owners
                                                        of shares should sign
                                                        the proxy. State your
                                                        full title when signing
                                                        as executor,
                                                        administrator, trustee,
                                                        guardian, etc. When
                                                        signing as a
                                                        corporation, please sign
                                                        in corporate name by an
                                                        authorized officer. When
                                                        signing as a
                                                        partnership, please sign
                                                        in partnership name by
                                                        an authorized person.
                                                        Please return your proxy
                                                        in the enclosed
                                                        envelope.


                                                                     LOGO

[
 ................................................................................
 ................................................................................

                3/4           FOLD AND DETACH HERE            3/4


        PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN

      THIS WHITE PROXY CARD PROMPTLY USING THE ENCLOSED POSTPAID ENVELOPE.